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                                                                Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT


Quanex Corporation:

We consent to the incorporation by reference in this Registration Statement of Quanex Corporation on Form S-8 of our report dated November 24, 1993, appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 1993.




/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Houston, Texas

January 11, 1995